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[GRAPHIC OMITTED][GRAPHIC OMITTED]               FOLEY & LARDNER LLP
                                                 ATTORNEYS AT LAW

                                                 Washington Harbour
                                                 3000 K Street, N.W., Suite 500
                                                 Washington, D.C.  20007-5143
                                                 202.672.5300 TEL
                                                 202.672.5399 FAX
                                                 www.foley.com


                                                 CLIENT/MATTER NUMBER
                                                 303740-0004




                                January 19, 2006



AIM Variable Insurance Funds
11 Greenway Plaza, Suite 100
Houston, TX 77046

         Re:  Shares of Beneficial Interest
              AIM Variable Insurance Funds

Trustees:

         We have acted as counsel to AIM Variable Insurance Funds, a Delaware business trust ("Trust"), in connection with the following:

         (i) that certain Plan of Reorganization ("Aggressive Growth Plan") adopted by the Trust on behalf of its series portfolios, AIM V.I. Aggressive Growth Fund ("Aggressive Growth"), and AIM V.I. Capital Appreciation Fund ("Capital Appreciation"), which provides for the reorganization of Aggressive Growth with and into Capital Appreciation (the "Aggressive Growth Reorganization"). Pursuant to the Aggressive Growth Plan, all of the assets of Aggressive Growth will be transferred to Capital Appreciation, Capital Appreciation will assume all of the liabilities of Aggressive Growth and the Trust will issue shares of each class of Capital Appreciation to shareholders of Aggressive Growth corresponding to the class of shares of Aggressive Growth held by such shareholders. At the effective time of the Aggressive Growth Reorganization, Aggressive Growth shareholders holding shares of a class of Aggressive Growth shall be issued that number of full and fractional shares of the corresponding class of Capital Appreciation having a net asset value equal to the net asset value of such shares of such class of Aggressive Growth held by Aggressive Growth shareholders on the valuation date immediately prior to the Aggressive Growth Reorganization.

         (ii) that certain Plan of Reorganization ("Blue Chip Plan") adopted by the Trust on behalf of its series portfolios, AIM V.I. Blue Chip Fund ("Blue Chip"), and AIM V.I. Large Cap Growth Fund ("Large Cap Growth"), which provides for the reorganization of Blue Chip with



FOLEY & LARDNER                     WRITER'S DIRECT LINE    CLIENT/MATTER NUMBER
Washington Harbour                  202.295.4005            303740-0004
3000 K Street, N.W., Suite 500
Washington, D.C.  20007-5143        EMAIL ADDRESS
                                    rchoi@foley.com
TEL: 202.672.5300
FAX: 202.672.5399
www.foleylardner.com
and into Large Cap Growth (the "Blue Chip Reorganization"). Pursuant to the Blue Chip Plan, all of the assets of Blue Chip will be transferred to Large Cap Growth, Large Cap Growth will assume all of the liabilities of Blue Chip and the Trust will issue shares of each class of Large Cap Growth to shareholders of Blue Chip corresponding to the class of shares of Blue Chip held by such shareholders. At the effective time of the Blue Chip Reorganization, Blue Chip shareholders holding shares of a class of Blue Chip shall be issued that number of full and fractional shares of the corresponding class of Large Cap Growth having a net asset value equal to the net asset value of such shares of such class of Blue Chip held by Blue Chip shareholders on the valuation date immediately prior to the Blue Chip Reorganization.

         (iii) that certain Plan of Reorganization ("Core Stock Plan") adopted by the Trust on behalf of its series portfolios, AIM V.I. Core Stock Fund ("Core Stock"), and AIM V.I. Core Equity Fund ("Core Equity"), which provides for the reorganization of Core Stock with and into Core Equity (the "Core Stock Reorganization"). Pursuant to the Core Stock Plan, all of the assets of Core Stock will be transferred to Core Equity, Core Equity will assume all of the liabilities of Core Stock and the Trust will issue shares of each class of Core Equity to shareholders of Core Stock corresponding to the class of shares of Core Stock held by such shareholders. At the effective time of the Core Stock Reorganization, Core Stock shareholders holding shares of a class of Core Stock shall be issued that number of full and fractional shares of the corresponding class of Core Equity having a net asset value equal to the net asset value of such shares of such class of Core Stock held by Core Stock shareholders on the valuation date immediately prior to the Core Stock Reorganization.

         (iv) that certain Plan of Reorganization ("Growth Plan") adopted by the Trust on behalf of its series portfolios, AIM V.I. Growth Fund ("Growth"), and AIM V.I. Capital Appreciation Fund ("Capital Appreciation"), which provides for the reorganization of Growth with and into Capital Appreciation (the "Growth Reorganization"). Pursuant to the Growth Plan, all of the assets of Growth will be transferred to Capital Appreciation, Capital Appreciation will assume all of the liabilities of Growth and the Trust will issue shares of each class of Capital Appreciation to shareholders of Growth corresponding to the class of shares of Growth held by such shareholders. At the effective time of the Growth Reorganization, Growth shareholders holding shares of a class of Growth shall be issued that number of full and fractional shares of the corresponding class of Capital Appreciation having a net asset value equal to the net asset value of such shares of such class of Growth held by Growth shareholders on the valuation date immediately prior to the Growth Reorganization.

         (v) that certain Plan of Reorganization ("Premier Equity Plan") adopted by the Trust on behalf of its series portfolios, AIM V.I. Premier Equity Fund ("Premier Equity"), and AIM V.I. Core Equity Fund ("Core Equity"), which provides for the reorganization of Premier Equity with and into Core Equity (the "Premier Equity Reorganization"). Pursuant to the Premier Equity Plan, all of the assets of Premier Equity will be transferred to Core Equity, Core Equity will assume all of the liabilities of Premier Equity and the Trust will issue shares of each class of Core Equity to shareholders of Premier Equity corresponding to the class of shares of Premier Equity held by such shareholders. At the effective time of the Premier Equity Reorganization,


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Premier Equity shareholders holding shares of a class of Premier Equity shall be issued that number of full and fractional shares of the corresponding class of Core Equity having a net asset value equal to the net asset value of such shares of such class of Premier Equity held by Premier Equity shareholders on the valuation date immediately prior to the Premier Equity Reorganization.

            As used herein, "Plans" shall refer to the Aggressive Growth Plan, the Blue Chip Plan, the Core Stock Plan, the Growth Plan and the Premier Equity Plan; "Selling Fund(s)" shall refer to Aggressive Growth, Blue Chip, Core Stock, Growth, and Premier Equity; "Buying Fund(s)" shall refer to Capital Appreciation, Core Equity and Large Cap Growth; and "Reorganizations" shall refer to the Aggressive Growth Reorganization, the Blue Chip Reorganization, the Core Stock Reorganization, the Growth Reorganization and the Premier Equity Reorganization.

         The opinion expressed below is based on the assumption that a registration statement on Form N-14 ("N-14") with respect to the classes of shares of each Buying Fund to be issued to the shareholders of the corresponding classes of shares of each Selling Fund pursuant to the applicable Plans, as set forth on Exhibit A hereto (the "Buying Fund Shares"), will have been filed by the Trust with the Securities and Exchange Commission ("Commission") and will have become effective before any of the Reorganizations occur.

         We have examined the following: the Trust's Certificate of Trust, dated December 6, 1999; the Trust's Amended and Restated Agreement and Declaration of Trust, dated September 14, 2005, as amended; the Bylaws of the Trust, amended and restated September 14, 2005; resolutions adopted by the Trust's Board of Trustees at a meeting held on November 14, 2005 (with respect to the Aggressive Growth Reorganization, the Blue Chip Reorganization, the Growth Reorganization and the Premier Equity Reorganization) as certified by the Trust's Assistant Secretary on January 18, 2006 approving the applicable Plans including the transactions contemplated thereby; resolutions adopted by the Trust's Board of Trustees at a meeting held on December 5-7, 2005 (with respect to the Core Stock Reorganization) as certified by the Trust's Assistant Secretary on January 18, 2006 approving the Core Stock Plan including the transaction contemplated thereby; the Trust's Form N-8A Notification of Registration, as amended; the Trust's Form N-1A registration statement (File No. 33-57340 and No. 811-7452) ("Registration Statement"), and amendments thereto; a Certificate of Good Standing for the Trust issued by the State of Delaware on January 19, 2006 ("Certificate"); pertinent provisions of the laws of Delaware; and such other records, certificates, documents and statutes that we have deemed relevant in order to render the opinion expressed herein.

         Based on the foregoing examination, we are of the opinion that:

                  A. The Trust is a statutory trust validly existing and in good standing under the Delaware Statutory Trust Act.

                  B. Buying Fund Shares to be issued and delivered to the applicable Selling Fund on behalf of the applicable Selling Fund shareholders, as provided by the applicable Plan and the N-14, will be legally issued, fully paid and non-assessable.

         This letter expresses our opinion as to the Delaware Statutory Trust Act, addressing matters such as due formation and, in effect, the authorization and issuance of shares of beneficial interest, but does not extend to the securities or "Blue Sky" laws of Delaware or to federal securities or other laws.

         We consent to the use of this opinion as Exhibit 11 to the Trust's Registration Statement on Form N-14 and to the references to this firm in such Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ Foley & Lardner LLP

                                        Foley & Lardner LLP
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                                    EXHIBIT A

                                                                            CORRESPONDING CLASSES OF
            CLASSES OF SHARES OF SELLING FUNDS                                SHARES OF BUYING FUNDS
            ----------------------------------                                ----------------------

              AIM V.I. Aggressive Growth Fund                           AIM V.I. Capital Appreciation Fund
              -------------------------------                           ----------------------------------
                         Series I                                                    Series I
                         Series II                                                  Series II


                  AIM V.I. Blue Chip Fund                                 AIM V.I. Large Cap Growth Fund
                  -----------------------                                 ------------------------------
                         Series I                                                    Series I
                         Series II                                                  Series II


                 AIM V.I. Core Stock Fund                                   AIM V.I. Core Equity Fund
                 ------------------------                                   -------------------------
                         Series I                                                    Series I
                         Series II                                                  Series II


                   AIM V.I. Growth Fund                                 AIM V.I. Capital Appreciation Fund
                   --------------------                                 ----------------------------------
                         Series I                                                    Series I
                         Series II                                                  Series II


               AIM V.I. Premier Equity Fund                                 AIM V.I. Core Equity Fund
               ----------------------------                                 -------------------------
                         Series I                                                    Series I
                         Series II                                                  Series II